Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2017

●	Net Loss of $(128.5) million for 2017, a $70.9 million improvement over 2016

●	Generated $412 million of Cash Flows from Operating Activities in 2017

●	Helped over 45,000 struggling families remain in their homes through loan modifications

West Palm Beach, FL – (February 28, 2018) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(128.5) million, or $(1.01) per share, for the full year of 2017 compared to a net loss of $(199.4) million, or $(1.61) per share, for the full year of 2016, a $70.9 million improvement. Ocwen generated Revenue of $1.2 billion and Cash Flows from Operating Activities of $412 million for the full year of 2017, and ended the year with $260 million of cash.

For the three months ended December 31, 2017, Ocwen reported a net loss of $(45.3) million, or $(0.34) per share.

“2017 was another challenging year for Ocwen and our industry. However, we continued to make progress on a number of fronts, reducing our year over year loss by $70.9 million and helping over 45,000 struggling families retain their home through affordable loan modifications. We are also in an improved cash and liquidity position following the closing of our amended agreements with New Residential Investment Corp. in January 2018,” commented Ron Faris, President and CEO of Ocwen. Mr. Faris continued, “Our servicing business continued to perform well despite the challenges posed by continued portfolio runoff and posted its sixth consecutive quarter of pre-tax income.”

Fourth Quarter and Full Year 2017 Results

Pre-tax loss for the fourth quarter of 2017 was $(45.3) million. Pre-tax results for the quarter were impacted by a number of significant items, the largest of which was $(49.8) million in litigation and regulatory settlement-related expenses. Excluding these settlement-related expenses and other adjusting items that largely offset, the Company had an adjusted pre-tax income of $4.0 million.

The Servicing business segment recorded $28.6 million of pre-tax income for the fourth quarter of 2017. For the full year 2017, the Servicing business recorded $46.7 million of pre-tax income, an increase of $43.3 million over 2016.

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The Lending segment recorded $2.6 million of pre-tax income for the fourth quarter of 2017, a $10.2 million improvement over the prior quarter, driven by $(6.8) million in restructuring costs in the prior quarter and higher gains in the reverse lending business as a result of increased origination volume and improved margins. For the full year 2017, the Lending business recorded a pre-tax loss of $(4.4) million, a decrease of $4.6 million versus 2016. The 2017 loss in Lending was driven by our Forward Lending business, which had a pre-tax loss of $(28.4) million inclusive of the restructuring costs, which was partially offset by $24.0 million of pre-tax income in our Reverse Lending business.

Additional Business Highlights

●	In 2017, Ocwen completed 45,682 loan modifications with HAMP modifications accounting for 27.9% of the total. Note that the HAMP program ended on December 31, 2016, but modifications in process at that time were permitted to close after the deadline.

●	Delinquencies decreased from 9.4% at September 30, 2017 to 9.3% at December 31, 2017, primarily driven by ongoing consumer assistance efforts.

●	The constant pre-payment rate (“CPR”) marginally decreased from 14.7% in the third quarter of 2017 to 14.4% in the fourth quarter of 2017. In the fourth quarter of 2017, the prime CPR was 17.3%, and the non-prime CPR was 12.7%.

●	For the full year 2017, Ocwen originated forward and reverse mortgage loans with an unpaid principal balance (UPB) of $2.5 billion and $1.0 billion, respectively. The decrease in forward mortgage originations compared to prior year was driven by our decision to exit the unprofitable Correspondent and Wholesale businesses.

●	Our reverse mortgage portfolio ended the year with an estimated $101.5 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor future funding liability are included in the Company’s financial statements.

●	We announced the exit of our Automotive Capital Services business in January 2018 and the exit is expected to be completed during the first half of 2018.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, February 28, 2018, at 8:30 a.m., Eastern Time, to discuss its financial results for the fourth quarter and full year 2017 as well as other recent events. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com.To access the call, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands as well as operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by use of forward-looking terminology.

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Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs; our ability to complete our proposed acquisition of PHH Corporation (PHH), to successfully integrate its business, and to realize the strategic objectives and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to maintain our long-term relationship with NRZ under our 2017 and 2018 agreements; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; uncertainty related to our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing and lending practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its amended annual report on Form 10-K/A for the year ended December 31, 2016 and any current and quarterly reports since such date, as well as its annual report on Form 10-K for the year ended December 31, 2017, when filed. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our reference to adjusted pre-tax income. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. For a full reconciliation of adjusted pre-tax income to GAAP pre-tax income, please see slides 33 and 38 of the Company’s 2017 earnings presentation, which may be found in the “Shareholder Relations” section of the Company’s website at www.Ocwen.com.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973-1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

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Residential Servicing Statistics
(Dollars in thousands)

	At or for the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Total unpaid principal balance of loans and REO serviced	$179,352,554	$187,468,318	$194,798,424	$202,369,014	$209,092,130

Non-performing loans and REO serviced as a % of total UPB (1)	9.3%	9.4%	9.6%	10.7%	11.2%

Prepayment speed (average CPR) (2) (3)	14.4%	14.7%	15.0%	14.0%	15.1%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended December 31, 2017 includes 17.3% for prime loans and 12.7% for non-prime loans.

Segment Results (Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Servicing
Revenue	$238,943	$295,432	$1,041,290	$1,247,159
Expenses	78,978	176,251	716,384	910,577
Other expense, net	(131,315)	(73,403)	(278,226)	(333,218)
Income before income taxes	28,650	45,778	46,680	3,364

Lending
Revenue	32,018	23,108	127,475	112,363
Expenses	27,430	28,728	128,058	114,199
Other income (expense), net	(1,947)	9	(3,848)	1,967
Income (loss) before income taxes	2,641	(5,611)	(4,431)	131

Corporate Items and Other
Revenue	5,809	5,369	25,811	27,646
Expenses	61,895	32,927	154,203	198,483
Other expense, net	(20,519)	(22,811)	(57,830)	(39,019)
Loss before income taxes	(76,605)	(50,369)	(186,222)	(209,856)

Corporate Eliminations
Revenue	—	(5)	—	(5)
Expenses	—	(5)	—	(5)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated loss before income taxes	$(45,314)	$(10,202)	$(143,973)	$(206,361)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue
Servicing and subservicing fees	$227,853	$279,627	$989,376	$1,186,620
Gain on loans held for sale, net	26,426	21,317	103,402	90,391
Other	22,491	22,960	101,798	110,152
Total revenue	276,770	323,904	1,194,576	1,387,163

Expenses
Compensation and benefits	86,244	93,727	358,994	381,340
Professional services	83,800	47,791	229,451	305,586
Servicing and origination	(62,277)	30,571	142,670	279,801
Technology and communications	20,960	24,814	100,490	110,333
Occupancy and equipment	16,450	17,978	66,019	80,191
Amortization of mortgage servicing rights	13,228	14,383	51,788	32,978
Other	9,898	8,637	49,233	33,025
Total expenses	168,303	237,901	998,645	1,223,254

Other income (expense)
Interest income	3,864	4,595	15,965	19,083
Interest expense	(150,767)	(104,500)	(363,238)	(412,583)
Gain on sale of mortgage servicing rights, net	2,674	803	10,537	8,492
Other, net	(9,552)	2,897	(3,168)	14,738
Total other expense, net	(153,781)	(96,205)	(339,904)	(370,270)

Loss before income taxes	(45,314)	(10,202)	(143,973)	(206,361)
Income tax (benefit) expense	(51)	228	(15,516)	(6,986)
Net loss	(45,263)	(10,430)	(128,457)	(199,375)
Net (income) loss attributable to non-controlling interests	780	(14)	491	(387)
Net loss attributable to Ocwen stockholders	$(44,483)	$(10,444)	$(127,966)	$(199,762)

Loss per share attributable to Ocwen common stockholders
Basic	$(0.34)	$(0.08)	$(1.01)	$(1.61)
Diluted	$(0.34)	$(0.08)	$(1.01)	$(1.61)

Weighted average common shares outstanding
Basic	130,893,025	123,988,784	127,082,058	123,990,700
Diluted	130,893,025	123,988,784	127,082,058	123,990,700

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31, 2017	December 31, 2016
Assets
Cash	$259,655	$256,549
Mortgage servicing rights ($671,962 and $679,256 carried at fair value)	1,008,844	1,042,978
Advances, net	211,793	257,882
Match funded assets (related to variable interest entities (VIEs))	1,177,357	1,451,964
Loans held for sale ($214,262 and $284,632 carried at fair value)	238,358	314,006
Loans held for investment, at fair value	4,715,831	3,565,716
Receivables, net	199,529	265,720
Premises and equipment, net	37,006	62,744
Other assets ($8,900 and $20,007 carried at fair value)(amounts related to VIEs of $27,359 and $43,331)	554,791	438,104
Total assets	$8,403,164	$7,655,663

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$4,601,556	$3,433,781
Other financing liabilities ($508,291 and $477,707 carried at fair value)	593,518	579,031
Match funded liabilities (related to VIEs)	998,618	1,280,997
Other secured borrowings, net	545,850	678,543
Senior notes, net	347,338	346,789
Other liabilities ($635 and $1,550 carried at fair value)	769,410	681,239
Total liabilities	7,856,290	7,000,380

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 131,484,058 and 123,988,160 shares issued and outstanding at December 31, 2017 and 2016, respectively	1,315	1,240
Additional paid-in capital	547,057	527,001
Retained earnings (accumulated deficit)	(2,083)	126,167
Accumulated other comprehensive loss, net of income taxes	(1,249)	(1,450)
Total Ocwen stockholders’ equity	545,040	652,958
Non-controlling interest in subsidiaries	1,834	2,325
Total equity	546,874	655,283
Total liabilities and equity	$8,403,164	$7,655,663

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(128,457)	$(199,375)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	51,788	32,978
Loss on valuation of mortgage servicing rights, at fair value	4,540	80,238
Impairment charge (reversal) on mortgage servicing rights	(3,366)	10,813
Gain on sale of mortgage servicing rights, net	(10,537)	(8,492)
Realized and unrealized losses on derivative financial instruments	191	1,724
Provision for bad debts	76,828	81,079
Depreciation	26,886	25,338
Loss on write-off of fixed assets, net	8,502	—
Amortization of debt issuance costs	2,738	25,662
Provision for (reversal of) valuation allowance on deferred tax assets	(29,979)	15,639
Decrease (increase) in deferred tax assets other than provision for valuation allowance	30,710	(11,119)
Equity-based compensation expense	5,624	5,181
Gain on valuation of financing liability	41,282	—
Loss (gain) on trading securities	6,756	(335)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(23,733)	(26,016)
Gain on loans held for sale, net	(53,209)	(65,649)
Origination and purchase of loans held for sale	(3,695,163)	(6,090,432)
Proceeds from sale and collections of loans held for sale	3,662,065	5,969,812
Changes in assets and liabilities:
Decrease in advances and match funded advances	330,052	452,435
Decrease in receivables and other assets, net	202,153	181,835
Decrease in other liabilities	(100,650)	(7,143)
Other, net	6,944	492
Net cash provided by operating activities	411,965	474,665

Cash flows from investing activities
Origination of loans held for investment	(1,277,615)	(1,098,758)
Principal payments received on loans held for investment	444,388	243,596
Purchase of mortgage servicing rights	(1,658)	(17,356)
Proceeds from sale of mortgage servicing rights	4,234	47,044
Proceeds from sale of advances and match funded advances	9,446	103,017
Issuance of automotive dealer financing notes	(174,363)	(100,722)
Collections of automotive dealer financing notes	162,965	65,688
Additions to premises and equipment	(9,053)	(33,518)
Other, net	2,440	(610)
Net cash used in investing activities	(839,216)	(791,619)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

	For the Years Ended December 31,
	2017	2016
Cash flows from financing activities
Repayment of match funded liabilities, net	(282,379)	(303,052)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	7,215,264	9,242,671
Repayments of mortgage loan warehouse facilities and other secured borrowings	(7,431,763)	(9,463,063)
Payment of debt issuance costs	(841)	(11,136)
Proceeds from sale of mortgage servicing rights accounted for as a financing	54,601	—
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	1,281,543	1,086,795
Repayment of HMBS-related borrowings	(418,503)	(230,045)
Issuance of common stock	13,913	—
Repurchase of common stock	—	(5,890)
Other	(1,478)	(49)
Net cash provided by financing activities	430,357	316,231

Net increase (decrease) in cash	3,106	(723)
Cash at beginning of year	256,549	257,272
Cash at end of year	$259,655	$256,549

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